Exhibit 99.1

National CineMedia, Inc. Reports Results for Fiscal First Quarter 2026

Revenue of $34.0 million and profitability within expectations

Company implements operational transformation targeting $11.0 million in annualized cost savings

Centennial, Colo. - May 12, 2026 - National CineMedia, Inc. (NASDAQ: NCMI) (the “Company” or “NCM”), the managing member of National CineMedia, LLC (NCM LLC), the operator of the largest cinema advertising platform in the U.S., announced today its consolidated results for the fiscal first quarter ended April 2, 2026.

“NCM delivered first quarter results within our guidance range as we continued to advance our strategy to better monetize the growing theatrical audience,” said Tom Lesinski, Chief Executive Officer of National CineMedia, Inc. “Our teams navigated typical first quarter seasonality and Olympic-related competition while driving advertiser demand for NCM’s premium audiences, scaled inventory and data-driven capabilities. We also implemented a meaningful operational transformation that is expected to generate $11.0 million in annualized cost savings, supported by AI-driven efficiencies that are making our organization more productive. As we look ahead, the compelling 2026 film slate, healthy advertiser demand and a more agile organization further position NCM to capture incremental demand and drive long-term value for our partners and shareholders.”

Q1 2026 Results

Total revenue for the first quarter ended April 2, 2026 decreased 2.6% to $34.0 million as compared to $34.9 million for the first quarter of 2025. Operating loss increased to $26.9 million for the first quarter of 2026 from operating loss of $23.9 million for the first quarter of 2025. Net loss decreased to $28.6 million, or $0.31 net loss per diluted share, for the first quarter of 2026 from net loss of $30.7 million, or $0.32 net loss per diluted share, for the first quarter of 2025. Adjusted OIBDA, a non-GAAP measure, was negative $10.5 million for the first quarter of 2026 compared to negative $9.0 million for the first quarter of 2025, as adjusted to exclude depreciation, amortization, non-cash share-based compensation costs, workforce and system transformation costs, satellite transition costs, Spotlight acquisition and integration costs and advisor fees related to involvement in Regal's Chapter 11 case (the “Cineworld Proceeding”) and NCM LLC's Chapter 11 case (“Chapter 11 Case”), each as previously reported and described in the Company’s public filings made with the U.S. Securities and Exchange Commission (the “SEC”). As adjusted to exclude the aforementioned items and loss on remeasurement of the payable to ESA Parties under the tax receivable agreement, net loss per diluted share for the quarter ended April 2, 2026 is $0.23 compared to net loss per diluted share for the quarter ended March 27, 2025 of $0.24. Adjusted OIBDA, adjusted net income and adjusted net income per share are non-GAAP measures. See the tables at the end of this release for the reconciliations to the closest GAAP basis measurements.

Operational Transformation

During the first quarter of 2026, the Company implemented an operational transformation to accelerate the adoption of AI, streamline its organizational structure and enhance efficiencies. The program is targeting approximately $11.0 million in annualized cost savings on a run rate basis, measured against proforma full year 2025 SG&A expenses adjusted to include a full year of combined operations with Spotlight. Of this total, the Company has realized approximately $3.0 million in savings to date and expects to realize up to $6.0 million in savings in 2026, creating capacity to continue investing in its highest-return priorities.

Dividend

On May 12, 2026, the Company declared a cash dividend of $0.03 per share (approximately $2.8 million) on each share of the Company’s common stock to stockholders of record on May 22, 2026 to be paid on June 4, 2026.

Q2 2026 Outlook

For the second quarter of 2026, NCM LLC expects to earn total revenue of $57.0 million to $63.0 million and Adjusted OIBDA in the range of $1.0 million to $5.0 million.

Conference Call

The Company will host a conference call and audio webcast with investors, analysts, and other interested parties, May 12, 2026, at 5:00 P.M. Eastern Time. The live call can be accessed by dialing 1-844-826-3033 or, for international participants, 1-412-317-5185. Participants should register at least 15 minutes prior to the commencement of the call. Additionally, a live audio webcast will be available to interested parties at www.ncm.com under the Investor Relations section. Participants should allow at least 15 minutes prior to the commencement of the call to register, download and install necessary audio software.

The replay of the conference call will be available until midnight Eastern Time, May 26, 2026, by dialing 1-844-512-2921 or, for international participants, 1-412-317-6671 and entering conference ID 10208983.

About National CineMedia, Inc.

National CineMedia, Inc. (NCM, NASDAQ:NCMI) is the largest cinema advertising platform in the U.S. With unparalleled reach and scale, NCM connects brands to sought-after young, diverse audiences through the power of movies and pop culture. A premium video, full-funnel marketing solution for advertisers, NCM enhances marketers' ability to measure and drive results. NCM’s Noovie® Show is presented exclusively in 41 leading national and regional theater circuits including the only three national chains, AMC Entertainment Inc. (NYSE:AMC), Cinemark Holdings, Inc. (NYSE:CNK) and Regal Entertainment Group (a subsidiary of Cineworld Group PLC). NCM’s cinema advertising platform, including Spotlight, consists of more than 18,500 screens in over 1,650 theaters in 185 Designated Market Areas® (all of the top 50). NCM is the managing member and owner of 100% of National CineMedia, LLC (NCM LLC). For more information, visit www.ncm.com.

Forward-Looking Statements

This press release contains various forward-looking statements that reflect management’s current expectations or beliefs regarding future events, including statements regarding the Company’s anticipated future financial performance. Investors are cautioned that reliance on these forward-looking statements involves risks and uncertainties. Although the Company believes that the assumptions used in the forward-looking statements are reasonable, any of these assumptions could prove to be inaccurate and, as a result, actual results could differ materially from those expressed or implied in the forward-looking statements. The factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements are, among others, 1) level of theater attendance or viewership of the Noovie® show; 2) the availability and predictability of major motion pictures displayed in theaters, including as a result of strikes or other production delays in the entertainment industry; 3) increased competition for advertising expenditures; 4) changes to the ESAs or network affiliate agreements and the relationships with NCM LLC’s ESA Parties and network affiliates and NCM LLC's ability to enforce provisions contained in the ESA or network affiliate agreements; 5) economic conditions, including the level of expenditures on and perception of cinema advertising; 6) our ability to implement or achieve new revenue opportunities; 7) any failure to realize the anticipated benefits of the post-showtime inventory in our network or the development of additional digital or digital out of home revenue opportunities; 8) technological changes and innovations or the failure to adequately protect our systems, data or property from technology failures or cyberattacks; 9) our ability to renew or replace expiring advertising contracts; 10) the ongoing effects of NCM LLC’s emergence from bankruptcy or a lack of support from the ESA Parties; 11) reinvestment in our network and product offerings may require significant funding and resulting reallocation of resources; 12) fluctuations in and timing of operating costs; 13) our ability to retain or replace our senior management; 14) any failure to grow advertising revenue in line with the growth of contractual costs; 15) macroeconomic uncertainty which alters the spending priorities of current or prospective advertisers; and 16) changes in government regulations, funding, trade policies or tariffs. In addition, the outlook provided does not include the impact of any future unusual or infrequent transactions; sales and acquisitions of operating assets and investments; any future non-cash impairments of intangible and fixed assets; amounts related to litigation or the related impact of taxes that may occur from time to time due to management decisions and changing business circumstances. The Company is currently unable to forecast precisely the timing and/or magnitude of any such amounts or events. Please refer to the Company’s Securities and Exchange Commission filings, including the “Risk Factor” section of the Company’s Quarterly Report on Form 10-Q for the three months ended April 2, 2026 and in the Annual Report on Form 10-K for the year ended January 1, 2026, for further information about these and other risks. Investors are cautioned not to place undue reliance on any such forward-looking statements, which speak to the information only as of the date they are made. The Company undertakes no obligation to update any forward-looking statement, whether as a result, of new information, future events or otherwise, except as required by law.

This press release contains references to Non-GAAP financial measures including Adjusted OIBDA (Operating Income Before Depreciation and Amortization expense, adjusted to exclude non-cash share-based compensation costs, workforce and system transformation costs, satellite transition costs, Spotlight acquisition and integration costs and advisor fees related to involvement in the Cineworld Proceeding and the Chapter 11 Case). A reconciliation of these measures is available in this press release and on the investor page of the Company’s website at www.ncm.com.

INVESTOR CONTACT:	MEDIA CONTACT:
Chan Park, investors@ncm.com	press@ncm.com

NATIONAL CINEMEDIA, INC.

Condensed Consolidated Statements of Income

Unaudited

($ in millions, except per share data)

	Quarter Ended
	April 2, 2026	March 27, 2025
REVENUE (including revenue from related parties of $0.4 and $0.0, respectively)	$34.0	$34.9
OPERATING EXPENSES:
Network operating costs	4.0	3.1
Theater exhibition fees	24.6	21.7
Selling and marketing costs	9.5	10.7
Administrative and other costs	13.3	12.9
Depreciation expense	1.5	1.1
Amortization expense	8.0	9.3
Total	60.9	58.8
OPERATING LOSS	(26.9)	(23.9)
NON-OPERATING EXPENSE (INCOME):
Interest on borrowings	0.2	0.2
Interest income	(0.2)	(0.6)
Loss on re-measurement of the payable under the tax receivable agreement	1.9	5.5
Loss on debt extinguishment	—	1.8
Other non-operating income, net	(0.2)	(0.1)
Total	1.7	6.8
LOSS BEFORE INCOME TAXES	(28.6)	(30.7)
Income tax expense	—	—
CONSOLIDATED NET LOSS	(28.6)	(30.7)
Less: Net loss attributable to noncontrolling interests	—	—
NET LOSS ATTRIBUTABLE TO NCM, INC.	$(28.6)	$(30.7)

NET LOSS PER NCM, INC. COMMON SHARE
Basic	$(0.31)	$(0.32)
Diluted	$(0.31)	$(0.32)

WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	93,209,273	95,385,062
Diluted	93,209,273	95,385,062

NATIONAL CINEMEDIA, INC.

Selected Condensed Balance Sheet Data

Unaudited

($ in millions)

	As of
	April 2, 2026	January 1, 2026
Cash, cash equivalents, marketable securities and restricted cash	$51.6	$37.6
Receivables, net	$70.1	$96.5
Property and equipment, net	$18.3	$19.4
Total assets	$468.7	$490.6
Borrowings, gross	$12.0	$12.0
Total equity	$344.8	$375.4
Total liabilities and equity	$468.7	$490.6

NATIONAL CINEMEDIA, INC.

Operating Data

Unaudited

	Quarter Ended
	April 2, 2026	March 27, 2025
Total Screens (100% Digital) at Period End (1)	18,871	17,875
Total Attendance for Period (2) (in millions)	83.2	72.3
Capital Expenditures (3) (in millions)	$0.6	$0.9

(1)
Represents the total screens within NCM LLC’s advertising network, including Spotlight, subsequent to November 15, 2025.
(2)
Represents the total attendance within NCM LLC’s advertising network, including Spotlight, subsequent to November 15, 2025.
(3)
Includes certain other implementation costs associated with cloud computing arrangements.

NATIONAL CINEMEDIA, INC.

Operating Data

Unaudited

($ in millions)

	Quarter Ended
	April 2, 2026	March 27, 2025
Revenue breakout:
National advertising revenue	$27.5	$27.4
Local and regional advertising revenue	4.4	4.9
ESA Party advertising revenue from beverage concessionaire agreements	2.1	2.6
Total revenue	$34.0	$34.9

Per attendee data:
National advertising revenue per attendee	$0.331	$0.379
Local and regional advertising revenue per attendee	$0.053	$0.068
Total advertising revenue (excluding beverage) per attendee	$0.383	$0.447
Total revenue per attendee	$0.409	$0.483
Total attendance (1)	83.2	72.3

Other operating data:
Operating loss	$(26.9)	$(23.9)
Adjusted OIBDA (2)	$(10.5)	$(9.0)
Adjusted OIBDA margin (2)	(30.9)%	(25.8)%

Loss per share - basic	$(0.31)	$(0.32)
Loss per share - diluted	$(0.31)	$(0.32)

Adjusted net loss per share - diluted (2)	$(0.23)	$(0.24)

(1)
Represents the total attendance within NCM LLC’s advertising network, including Spotlight, subsequent to November 15, 2025.
(2)
Adjusted OIBDA, Adjusted OIBDA margin and adjusted net loss per share are not financial measures calculated in accordance with GAAP in the United States. See attached tables for the non-GAAP reconciliations.

NATIONAL CINEMEDIA, INC

Non-GAAP Reconciliations

Unaudited

Adjusted OIBDA and Adjusted OIBDA Margin

Adjusted Operating Income Before Depreciation and Amortization (“Adjusted OIBDA”) and Adjusted OIBDA margin are not financial measures calculated in accordance with GAAP in the United States.

Adjusted OIBDA represents operating income before depreciation and amortization expense adjusted to also exclude non-cash share-based compensation costs, workforce and system transformation costs, satellite transition costs, Spotlight acquisition and integration costs and advisor fees related to involvement in the Cineworld Proceeding and the Chapter 11 Case. Our management uses this non-GAAP financial measure to evaluate operating performance, to forecast future results and as a basis for compensation. The Company believes this is an important supplemental measure of operating performance because it eliminates items that have less bearing on its operating performance and highlight trends in its core business that may not otherwise be apparent when relying solely on GAAP financial measures. The Company believes the presentation of this measure is relevant and useful for investors because it enables them to view performance in a manner similar to the method used by the Company’s management, helps improve their ability to understand the Company’s operating performance and makes it easier to compare the Company’s results with other companies that may have different depreciation and amortization policies, non-cash share-based compensation programs, workforce and system transformation costs, satellite transition costs, Spotlight acquisition and integration costs and advisor fees related to involvement in the Cineworld Proceeding and Chapter 11 Case, interest rates, debt levels or income tax rates.

Adjusted OIBDA margin is calculated by dividing Adjusted OIBDA by total revenue. Our management uses this non-GAAP financial measure to evaluate operating performance, to forecast future results and as a basis for compensation. The Company believes this is an important supplemental measure of operating performance because it eliminates items that have less bearing on its operating performance and highlight trends in its core business that may not otherwise be apparent when relying solely on GAAP financial measures. The Company believes the presentation of this measure is relevant and useful for investors because it enables them to view performance in a manner similar to the method used by the Company’s management, helps improve their ability to understand the Company’s operating performance and makes it easier to compare the Company’s results with other companies that may have different depreciation and amortization policies, non-cash share-based compensation programs, workforce and system transformation costs, satellite transition costs, Spotlight acquisition and integration costs and advisor fees related to involvement in the Cineworld Proceeding and Chapter 11 Case, interest rates, debt levels or income tax rates.

A limitation of both of these measures, however, is that they exclude depreciation and amortization, which represent a proxy for the periodic costs of certain capitalized tangible and intangible assets used in generating revenues in NCM LLC’s business. In addition, Adjusted OIBDA and Adjusted OIBDA margin have the limitation of not reflecting the effect of the Company’s non-cash share-based compensation costs, workforce and system transformation costs, satellite transition costs, Spotlight acquisition and integration costs and advisor fees related to involvement in the Cineworld Proceeding and the Chapter 11 Case. Adjusted OIBDA should not be regarded as an alternative to operating income, net income or as indicators of operating performance, nor should it be considered in isolation of, or as substitutes for financial measures prepared in accordance with GAAP. The Company believes that operating income is the most directly comparable GAAP financial measure to Adjusted OIBDA, and operating margin is the most directly comparable GAAP financial measure to Adjusted OIBDA margin. Because not all companies use identical calculations, these non-GAAP presentations may not be comparable to other similarly titled measures of other companies, or calculations in NCM LLC’s debt agreement.

The Company has not provided a reconciliation of the forward-looking non-GAAP Adjusted OIBDA measure to forward-looking GAAP operating income due to the inability to predict the amount and timing of impacts outside of the Company’s control on certain items, including the timing of revenue and charges reflected in our reconciliation of historic numbers, the amount of which, based on historical experience, could be significant and are difficult to reasonably predict. Accordingly, a reconciliation of this non-GAAP measure is not available without unreasonable effort.

The following table reconciles the Company's operating loss and operating margin to Adjusted OIBDA and Adjusted OIBDA margin for the periods presented (dollars in millions):

	Quarter Ended
	April 2, 2026	March 27, 2025
Operating loss	$(26.9)	$(23.9)
Depreciation expense	1.5	1.1
Amortization expense	8.0	9.3
Share-based compensation costs (1)	1.7	2.7
Workforce and system transformation costs (2)	4.7	0.2
Satellite transition costs (3)	0.1	—
Spotlight acquisition and integration costs (4)	0.3	—
Advisor fees related to the Cineworld Proceeding and Chapter 11 Case (5)	0.1	1.6
Adjusted OIBDA	$(10.5)	$(9.0)
Total revenue	$34.0	$34.9
Operating margin	(79.1)%	(68.5)%
Adjusted OIBDA margin	(30.9)%	(25.8)%

(1)
Share-based compensation costs are included in 'network operating costs', 'selling and marketing costs' and 'administrative and other costs' in the Company’s unaudited Condensed Consolidated Financial Statements as shown in the following table (dollars in millions).

	Quarter Ended
	April 2, 2026	March 27, 2025
Share-based compensation costs included in network operating costs	$0.1	$0.1
Share-based compensation costs included in selling and marketing costs	0.2	0.3
Share-based compensation costs included in administrative and other costs	1.4	2.3
Total share-based compensation costs	$1.7	$2.7

(2)
Workforce and system transformation costs represent charges incurred related to a transformation initiative to increase operational efficiencies and allow for ultimate automation of certain functions introduced in the first quarter of 2026. In 2025, these represent redundancy costs associated with changes to the Company’s workforce, as well as related office relocations, a one-time assessment of the technology surrounding the Company's programmatic offerings and an assessment of operating efficiencies.
(3)
One-time duplicative costs incurred during the transition from satellite to broadband network delivery during 2026.
(4)
Advisor and legal fees incurred in connection with the acquisition of Spotlight in the fourth quarter of 2025, as well as, temporary transition costs incurred during the integration of Spotlight into the Company's processes during the first quarter of 2026.
(5)
Advisor and legal fees and expenses incurred in connection with the Company’s involvement in the Cineworld Proceeding and Chapter 11 Case and related appeals, as well as insurance and retention related expenses.

Adjusted Net Loss and Net Loss per Share

Adjusted net loss and adjusted net loss per share are not financial measures calculated in accordance with GAAP in the United States. Adjusted net loss and adjusted net loss per share are calculated using reported net loss and net loss per share and exclude workforce and system transformation costs, satellite transition costs, Spotlight acquisition and integration costs, advisor fees related to the Cineworld Proceeding and the Chapter 11 case and loss on re-measurement of the payable to ESA Parties under the tax receivable agreement. Our management use these non-GAAP financial measures as an additional tool to evaluate operating performance. The Company believes these are important supplemental measures of operating performance because they eliminate items that have less bearing on its operating performance and so highlight trends in its core business that may not otherwise be apparent when relying solely on GAAP financial measures. The Company believes the presentation of these measures is relevant and useful for investors because it enables them to view performance in a manner similar to a method used by the Company’s management and helps improve their ability to understand the Company’s operating performance. Adjusted net loss and adjusted net loss per share should not be regarded as alternatives to net loss and net loss per share or as indicators of operating performance, nor should they be considered in isolation of, or as substitutes for financial measures prepared in accordance with GAAP. The Company believes that net loss and net loss per share are the most directly comparable GAAP financial measures. Because not all companies use identical calculations, these presentations may not be comparable to other similarly titled measures of other companies.

The following table reconciles as reported net loss and net loss per share to adjusted net loss and adjusted net loss per share excluding workforce and system transformation costs, satellite transition costs, Spotlight acquisition and integration costs, advisor fees related to the Cineworld Proceeding and the Chapter 11 case and loss on remeasurement of the payable to ESA Parties under the tax receivable agreement for the periods presented (dollars in millions):

	Quarter Ended
	April 2, 2026	March 27, 2025
Net loss as reported	$(28.6)	$(30.7)
Workforce and system transformation costs (1)	4.7	0.2
Satellite transitions costs (2)	0.1	—
Spotlight acquisition and integration costs (3)	0.3	—
Advisor fees related to the Cineworld Proceeding and Chapter 11 Case (4)	0.1	1.6
Loss on re-measurement of the payable under the tax receivable agreement (5)	1.9	5.5
Net effect of adjusting items	$7.1	$7.3
Net loss excluding adjusting items	$(21.5)	$(23.4)

Weighted Average Shares Outstanding as reported
Diluted	93,209,273	95,385,062

Diluted net loss per share as reported	$(0.31)	$(0.32)
Net effect of adjusting items	0.08	0.08
Diluted net loss per share excluding adjusting items	$(0.23)	$(0.24)

(1)
Workforce and system transformation costs represent charges incurred related to a transformation initiative to increase operational efficiencies and allow for ultimate automation of certain functions introduced in the first quarter of 2026. In 2025, these represent redundancy costs associated with changes to the Company’s workforce, as well as related office relocations, a one-time assessment of the technology surrounding the Company's programmatic offerings and an assessment of operating efficiencies.
(2)
One-time duplicative costs incurred during the transition from satellite to broadband network delivery during 2026.
(3)
Advisor and legal fees incurred in connection with the acquisition of Spotlight in the fourth quarter of 2025, as well as, temporary transition costs incurred during the integration of Spotlight into the Company's processes during the first quarter of 2026.
(4)
Advisor and legal fees and expenses incurred in connection with the Company’s involvement in the Cineworld Proceeding and Chapter 11 Case and related appeals, as well as insurance and retention related expenses.
(5)
The loss on re-measurement of the payable to the founding members is related to the change in our payable to the founding members under the tax receivable agreement resulting from a change in projected taxable income before TRA deductions for the quarters ended April 2, 2026 and March 27, 2025.